                                                                    EXHIBIT 10.4

                                SEVENTH AMENDMENT
                            DATED AS OF JUNE 3, 2002
                                       TO
                           RECEIVABLES SALE AGREEMENT
                           DATED AS OF OCTOBER 1, 1999

      THIS AMENDMENT (the "Amendment"), dated as of June 3, 2002, is entered into among Ametek Receivables Corp. (the "Seller"), Ametek, Inc. (the "Initial Collection Agent"), Amsterdam Funding Corporation, a Delaware corporation ("Amsterdam"), ABN AMRO Bank N.V., as Amsterdam's program letter of credit provider (the "Enhancer"), the Liquidity Provider listed on the signature page hereof (the "Liquidity Provider") and ABN AMRO Bank N.V., as agent for Amsterdam, the Enhancer and the Liquidity Provider (the "Agent").


                                   WITNESSETH:

      WHEREAS, the Seller, Initial Collection Agent, Amsterdam, Enhancer, Liquidity Provider and Agent have heretofore executed and delivered a Receivables Sale Agreement, dated as of October 1, 1999 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"),

      WHEREAS, the parties hereto desire to amend the Sale Agreement as provided herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Sale Agreement shall be and is hereby amended as follows:

      Section 1. Subject to the following terms and conditions, including without limitation the conditions precedent set forth in Section 2, upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

            (a)   The defined term "Ametek Credit Agreement" appearing in
      Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

                  "Ametek Credit Agreement" means the Credit Agreement,
            dated as of August 12, 1995, among, Seller, as Borrower, the Banks party thereto, Bank of Montreal, Corestates Bank, N.A. and PNC Bank, National Association, as Co-Agents and The Chase Manhattan Bank, as Administrative Agent, and supplemented through the date hereof, but without regard to any further amendment, supplement, waiver or termination of any provision thereof unless consented to by ABN AMRO as a lender under the

            Ametek Credit Agreement or consented to by the Instructing
            Group.

            (b) The defined term "Loss Reserve" is hereby amended by deleting the reference to "10%" in clause (i)(a) thereof and replacing it with "Floor Percentage."

            (c) The defined term "Termination Event" appearing in Schedule I of the Sale Agreement is hereby amended by (i) striking subsection "(h)" therefrom, (ii) striking the reference to "(i)" in subsection (i) and replacing it with "(h)", (iii) striking the reference to "(j)" in subsection (j) and replacing it with "(i)"; and (iv) inserting the following subsections immediately at the end thereof:

                  (j) the "Fixed Charge Coverage Ratio" under and as defined in the Ametek Credit Agreement is less than 1.3:1.0; or

                  (k) the "Leverage Ratio" under and as defined in the Ametek Credit Agreement is greater than 0.80:1.0; or

                  (l) the "Consolidated Indebtedness to Consolidated EBITDA Ratio" under and as defined in the Ametek Credit Agreement is greater than 3.0:1.0.

            (d)   A new defined term "Floor Percentage" is hereby added to
      Schedule I of the Sale Agreement as follows:

                  "Floor Percentage" means, at any time, based upon the
            long-term unsecured debt rating of Ametek, Inc. the following percentages:

                S&P Rating        Moody's Rating     Floor Percentage
             --------------------------------------------------------
                 BBB/BBB-              Ba1                10.0%
                   BB+                 Ba2                20.0%
              BB or Below or     Baa3 or Below or         35.0%
             rating suspended    rating suspended
             or withdrawn by     or withdrawn by
              either S&P or       either S&P or
                 Moody's             Moody's

            If the S&P rating and Moody's rating (or suspension or withdrawal thereof) would yield different Floor Percentages, the larger Floor Percentage shall apply.

            (e) The defined term "Prime Rate" appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:


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                  "Prime Rate" means, for any period, the daily average during such period of (a) the greater of (i) the floating commercial loan rate per annum of ABN AMRO (which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by ABN AMRO) announced from time to time as its prime rate or equivalent for Dollar loans in the USA, changing as and when said rate changes and (ii) the Federal Funds Rate plus 1.75% plus (b) during the pendency of a Termination Event, or a Ratings Event, 1.50% for Investment of a Liquidity Provider and 2.00% for Investment of the Enhancer.

            (f) A new defined term "Ratings Event" is hereby added to Schedule I of the Sale Agreement as follows:

                  "Ratings Event" means the downgrade by Moody's or S&P of the long-term unsecured debt rating of Ametek, Inc. below Ba1 or BBB-, respectively, or the reduction or withdrawal of either such rating.

            (g) Section 5.1(ii) of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

                  (i) Payments on Receivables, Accounts. Upon the occurrence of a Collection Agent Replacement Event or a Termination Event, the Seller will, and will cause each Originator to (except that Lock-Box Letters for Collections on Receivables originated by Prestolite Power and Switch need not be in place before August 2, 2002), at all times instruct its Obligors to deliver payments on the Receivables to a Lock-Box Account. If any such payments or other Collections are received by the Seller or an Originator, it shall hold such payments in trust for the benefit of the Agent and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. The Seller will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Letter. The Seller will not permit the funds of any Affiliate to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Seller will promptly identify such funds for segregation. Upon the occurrence of a Collection Agent Replacement Event or a Termination Event, the Seller will not, and will not permit any Collection Agent or other Person to, commingle Collections or other funds to which the Agent or any Purchaser is entitled with any other funds. The Seller shall only add, and shall only permit an Originator to add, a Lock-Box Bank, Lock-Box, or Lock-Box Account to those listed on Exhibit F if the Agent has received notice of such addition, a copy of any new


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
            Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Letter substantially in the form of Exhibit G (with such changes as are acceptable to the Agent) from any new Lock-Box Bank. The Seller shall only terminate a Lock-Box Bank or Lock-Box, or close a Lock-Box Account, upon 30 days advance notice to the Agent.

            (i) Exhibit F to the Sale Agreement is hereby amended in its entirety to be read as Exhibit F attached hereto.

      Section 2. Anything in the Agreement to the contrary notwithstanding, the Seller may request Incremental Purchases from the date of this Amendment to the date the next Periodic Report must be delivered based upon an interim receivables report (the "Interim Receivables Report") in form and substance satisfactory to the Agent.

      Section 3. This Amendment shall become effective only on the date the Agent (i) has received counterparts of this Amendment executed by the Seller, Initial Collection Agent, each Purchaser and the Agent and (ii) has received the Interim Receivables Report.

      Section 4. To induce the Agent and the Purchasers to enter into this Amendment, the Seller and Initial Collection Agent represent and warrant to the Agent and the Purchasers that: (a) the representations and warranties contained in the Transaction Documents, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Potential Termination Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each of the Seller and the Initial Collection Agent, and the Sale Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller and the Initial Collection Agent, enforceable against the Seller and the Initial Collection Agent in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller or the Initial Collection Agent of this Amendment or the performance by the Seller or the Initial Collection Agent of the Sale Agreement, as amended by this Amendment, or any other Transaction Document to which they are a party.

      Section 4.1. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

      Section 4.2. Except as specifically provided above, the Sale Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and


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confirmed in all respects. The execution, delivery, and effectiveness of this
Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or any Purchaser under the Sale Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. All defined terms used herein and not defined herein shall have the same meaning herein as in the Sale Agreement. The Seller agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Agent and each Purchaser Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.

      Section 4.3. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.












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      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                       ABN AMRO BANK N.V., as the Agent, as
                                          the Liquidity Provider and as the
                                          Enhancer


                                       By: Patricia Luken
                                          ----------------------------
                                          Title: Vice President


                                       By: Kevin G. Pilz
                                          ----------------------------
                                          Title: Vice President


                                       AMSTERDAM FUNDING CORPORATION


                                       By: Andrew L. Stidd
                                          ----------------------------
                                          Title: President

                                       AMETEK RECEIVABLES CORP.


                                       By: Deirdre D. Saunders
                                          ----------------------------
                                          Title: Treasurer


                                       AMETEK, INC.


                                       By: Deirdre D. Saunders
                                          ----------------------------
                                          Title: VP & Treasurer






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